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                                                                EXHIBIT 10.3


                              1994 GENERAL PARTNER
                        INCENTIVE COMPENSATION AGREEMENT


          THIS 1994 GENERAL PARTNER INCENTIVE COMPENSATION AGREEMENT is dated as of December 31, 1994 between James Cable Partners, L.P., a Delaware limited partnership (the "Partnership") and James Communications Partners, a Michigan general partnership and the general partner of the Partnership (the "General Partner").

                              W I T N E S S E T H

          WHEREAS, the General Partner and those parties admitted as limited partners of the Partnership (the "Limited Partners") have previously entered into the First Amended and Restated Agreement of Limited Partnership dated as of September 21, 1992, as amended from time to time (the "Limited Partnership Agreement"); and

          WHEREAS, the General Partner, as the general partner of the Partnership, is entitled to receive certain compensation for its services to the Partnership, reimbursement of certain expenses and certain other payments in accordance with the terms and conditions of the Limited Partnership Agreement; and

          WHEREAS, the Limited Partners have determined that it would be in the best interests of the Partnership to provide for compensation for the General Partner in addition to that already provided under the Limited Partnership Agreement, in order to create incentives for the General Partner to operate the cable television systems owned by the Partnership so as to increase cash flow from current operations while at the same time controlling expenses incurred in the ordinary course of Partnership operations;

          NOW, THEREFORE, the parties agree as follows:

          SECTION 1.  DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings:

          1.1 "Company Cash Flow" means System Cash Flow less management fees paid to the General Partner, legal and accounting expenses incurred in the ordinary course of Partnership operations and non-system expenses incurred in the ordinary course of Partnership operations.

          1.2 "General Partner" means James Communications Partners, a Michigan general partnership, as the general partner of the Partnership.
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          1.3    "Incentive Compensation Pool" means two percent (2%) of
Partnership Net Value, determined as of that date on which the Partnership no longer owns any of the Systems.

          1.4 "Limited Partners" means the parties admitted as limited partners of the Partnership in accordance with the terms of the Limited Partnership Agreement.

          1.5 "Limited Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership dated as of September 21, 1992, as amended from time to time.

          1.6 "Partnership" means James Cable Partners, L.P., a Delaware limited partnership.

          1.7 "Partnership Advisory Board" means the Partnership Advisory Board created pursuant to the Limited Partnership Agreement.

          1.8 "Partnership Net Value" means the fair market value of all of the assets of the Partnership, less Partnership debts and other accrued liabilities, other than those owed to Partners, and without regard to any liability under this Agreement.

          1.9 "System Cash Flow" means the revenues derived from the Systems less system expenses. System Cash Flow for any year shall be revised or restated, as the case may be, to take into account any reduction caused by any rate reductions or rebates undertaken as a result of action taken by the Federal Communication Commission or any state or local body or agency which exercises jurisdiction or regulatory authority over the Systems.

          1.10 "Systems" means the cable television systems owned and operated by the Partnership.

          SECTION 2.  INCENTIVE COMPENSATION PAYABLE TO GENERAL PARTNER

          2.1 Payment of Incentive Compensation Award. In the event that all or any of the Systems are sold, exchanged or otherwise disposed of, the General Partner shall, at the time of the last such sale, exchange or other disposition, receive a cash incentive compensation award equal to its vested interest in the Incentive Compensation Pool. The Incentive Compensation Pool shall be determined as of the date of closing of the last of any such sale, exchange or other disposition but after giving effect to any such transaction. The incentive compensation award shall be paid to the General Partner after payment of or appropriate reservation for liabilities or debts of the Partnership but prior to any payment or distribution to Partners on, for or with respect to their interests in the Partnership. The incentive compensation award shall, when paid, be treated as additional compensation paid to the General Partner in such year for financial and tax purposes and shall not





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reduce the General Partner's capital account in the Partnership.  Once earned pursuant to the terms of this Agreement, the General Partner's interest in an incentive compensation award shall be vested and irrevocable and the General Partner need not be a Partner or the general partner of the Partnership at the time of payment of such award. In no event shall the payment of an the incentive compensation award be conditioned upon Partnership income or the lack thereof in the year of payment.

          SECTION 3.  VESTING

          3.1 Vesting Schedule. The General Partner shall become vested in its incentive compensation award according to the following schedule:

                      Percent         Performance
                      Vested            Targets
                      -------         -----------

                      100%            Meet or exceed System
                                      Cash Flow and Company
                                      Cash Flow targets
                                      for 1995, 1996 and 1997

                      66-2/3% Meet System Cash Flow and Company Cash Flow targets for both 1996 and 1997 but not 1995

                      33-1/3% Meet System Cash Flow and Company Cash Flow targets for 1997 but not 1996

For purposes of this Agreement, the System Cash Flow targets are:

                      Year                              Target
                      ----                              ------

                      1995                           $ 17,000,000
                      1996                           $ 17,500,000
                      1997                           $ 18,000,000

For purposes of this Agreement, the Company Cash Flow targets are:

                      Year                              Target
                      ----                              ------

                      1995                           $ 14,800,000
                      1996                           $ 15,250,000
                      1997                           $ 15,700,000

          3.2 Adjustments to Targets. The above targets shall be adjusted by the Partnership Advisory Board to take into account any additions to or subtractions from the number of Systems. In addition, the above targets shall be adjusted by the Partnership





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Advisory Board, both prospectively and retroactively, to reflect any rate reductions undertaken as a result of action taken by the Federal Communication Commission or any state or local body or agency which exercises jurisdiction or regulatory authority over the Systems.

          3.3 Vesting on Early Sale. If some or all of the Systems are sold, exchanged, or otherwise disposed of prior to January 1, 1998, the following special vesting rules shall apply:

                 (i) If some (but not all) of the Systems are sold, exchanged or otherwise disposed of prior to January 1, 1998, the General Partner shall have earned the vested portion of the incentive compensation award attributable to the System or Systems sold, exchanged or otherwise disposed of. For this purpose, the General Partner's entitlement to an incentive compensation award under this Agreement attributable to such System or Systems shall be deemed to have become vested by one-third for each year in which the Partnership has met or exceeded the System Cash Flow and Company Cash Flow targets set forth in
Section 3.1 above.

                 (ii) If all of the Systems are sold, exchanged or otherwise disposed of prior to January 1, 1998, the General Partner shall become vested in the entire incentive compensation award payable under this Agreement if the Partnership has met or exceeded the System Cash Flow and Company Cash Flow targets set forth in Section 3.1 above for each year which ends prior to such sale, exchange or disposition.

Except for the proration described above, any incentive compensation award attributable to a sale, exchange or disposition prior to January 1, 1998 shall otherwise be computed and paid pursuant to Section 2 above.

          SECTION 4.  WITHDRAWAL OR REMOVAL OF GENERAL PARTNER

          If the General Partner withdraws voluntarily as general partner of the Partnership or is removed pursuant to Section 7.3 of the Limited Partnership Agreement, its right to receive any incentive compensation under this Agreement shall cease. However, if the General Partner otherwise ceases to be the general partner of the Partnership for any other reason at any time prior to the time all of the Systems are sold, exchanged or otherwise disposed of, it will be entitled to receive that portion of its incentive compensation award that vested prior to such cessation. For this purpose, the General Partner's entitlement to an incentive compensation award under this Agreement shall be deemed to have become vested by one-third for each year in which the Partnership has met or exceeded the System Cash Flow and Company Cash Flow targets set forth in Section 3.1 above. In such event, the determination of the incentive compensation award and the payment of that award shall be determined pursuant to Section 2 above.





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          SECTION 5.  AGREEMENT UNFUNDED

          Nothing contained in this Agreement shall create or be construed to create a trust of any kind. To the extent that the General Partner earns a right to incentive compensation under this Agreement, such right shall be no greater than the right of an unsecured general creditor of the Partnership.
All payments of incentive compensation hereunder shall be made from the general assets of the Partnership and no separate fund shall be established and no segregation of assets shall be made to assure payment of any award earned pursuant to this Agreement.

          SECTION 6.  AMENDMENTS AND WAIVERS

          Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and signed by the Partnership and the General Partner, whether or not the General Partner is at that time the general partner of the Partnership. Any amendment or waiver that would have the effect of increasing the amount payable to the General Partner hereunder shall be effective only if the Limited Partnership Agreement shall have been amended to permit the Partnership to enter into such amendment or waiver.

          SECTION 7.  GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          SECTION 8.  ASSIGNMENT

          The General Partner shall have the right, directly or indirectly, to assign, alienate or encumber any rights or amounts (but not duties) that are or may become payable hereunder.

          SECTION 9.  CONSTRUCTION

          9.1 Authority of Partnership Advisory Board. The Partnership Advisory Board shall have full discretionary power and authority to construe, interpret and administer this Agreement (including but not limited to the System Cash Flow and Company Cash Flow targets set forth in Section 3.1 above) and its provisions. The Partnership Advisory Board also shall have the power to correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as the Partnership Advisory Board shall deem proper to carry out and put into effect the spirit and objectives of this Agreement. All decisions, actions or interpretations of the Board shall be final, conclusive and binding upon all parties.

          9.2 Other Compensation to General Partner. The incentive compensation award prescribed in this award is to be in addition to





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such other compensation, expense reimbursement or distribution to which the
General Partner is entitled under the Limited Partnership Agreement. The award prescribed in this agreement is intended to award the General Partner for superior operating results. The Partnership and the General Partner will, at an appropriate time in the future, enter into a separate sale incentive compensation award designed to provide a special separate award to the General Partner in the event of a sale of the Partnership's systems.

          SECTION 10.  MISCELLANEOUS

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This Agreement shall become effective on the date when
(a) duly executed counterparts hereof have been signed by the Partnership and the General Partner and (b) the Limited Partnership Agreement has been amended to permit the Partnership to pay any amounts payable hereunder to the General Partner. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, personal or legal representatives, successors and assigns of the parties hereto. This Agreement is not in lieu of nor is it intended to be an incentive mechanism to promote the sale of the Systems.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                     JAMES CABLE PARTNERS, L.P.

                                     By: JAMES COMMUNICATIONS
                                         PARTNERS, its general partner and a
                                         Michigan general partnership

                                     By: JAMESCO, INC., a general
                                         partner of James Communications
                                         Partners and a Michigan
                                         corporation

                                         By:  /s/  William R. James
                                              ------------------------------
                                              William R. James
                                              President of Jamesco, Inc.





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                                         JAMES COMMUNICATIONS PARTNERS, the
                                           general partner of James Cable
                                           Partners, L.P. and a Michigan
                                           general partnership

                                         By:  JAMESCO, INC., a general partner
                                              of James Communications Partners
                                              and a Michigan corporation


                                         By:  /s/  William R. James
                                              ------------------------------
                                              William R. James
                                              President of Jamesco, Inc.



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